EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made as of the 13th day of January 2002, by and between Options Talent, Inc., of 7001 Lake Ellenor Drive, Suite 200, Orlando, Florida 32809, a Delaware corporation ("Employer") which is a wholly owned subsidiary of Options Talent Group of 9000 Sunset Blvd, Penthouse, Los Angeles, California 90069, a Nevada corporation ("Holding Company"), and PAUL S.
GLOVER ("Employee").

WHEREAS, Employee wishes to be employed by Employer with the duties and responsibilities as hereinafter described, and Employer desires to assure itself of the availability of Employee's services in such capacity.

NOW,  THEREFORE,  in  consideration  of the  foregoing  and for  other  good and
valuable   consideration,   the  receipt   and   adequacy  of  which  is  hereby
acknowledged, Employer and Employee hereby agree as follows:

1. EMPLOYMENT. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, upon the terms and conditions hereinafter set forth.

2. TERM. The employment of Employee by Employer pursuant to this Agreement shall be for a three (3) year period commencing as of January 14, 2002 (hereinafter referred to as the "Service Period").

3. DUTIES. Employee shall, subject to overall direction of the Board of Directors and President of Employer (the "Board"), serve as, and have all power and authority inherent in the offices of Vice President-Finance/Chief Financial Officer of Employer and each of its subsidiaries and shall be responsible for those areas in the conduct of the business reasonably assigned to him by the President of the Company. Employee shall devote all his business time and efforts to the business of Employer.

4. COMPENSATION AND OTHER PROVISIONS. Employee shall be entitled to the compensation and benefits hereinafter described in subparagraphs (a) through (d) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

     (A) BASE SALARY. Employer or any subsidiary as Employer may direct, shall pay to Employee a base salary equal to $12,500.00 a month (annualized, $150,000.00) beginning January 14, 2002 and continuing during the Service Period, and it may be increased from time to time, hereinafter referred to as "Base Salary"). The Base Salary and Employee's other compensation will be reviewed by the Board in six months for an increase, at least annually during the Service Period and may be adjusted from time to time as the Board may determine based upon a performance evaluation. Notwithstanding the foregoing, in the event that that Employee has satisfactorily performed its duties, in the discretion of the Board of Directors, and the "Consumer Price Index United States City Average -Urban Wage Earners and Clerical Workers," published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"), shall indicate that as of December 31


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          of any year of  Employee's  employment,  the  average  cost of  living during the twelve (12) months then ended shall have increased over the average cost of living during the preceding twelve (12) month period, then the Employee's Base Salary shall be increased prospectively by no less than such percentage increase plus three percent (3%), effective on the following yearly anniversary date of this Agreement.

     (B) PARTICIPATION IN BENEFIT PLANS. During the Service Period, Employee shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established, including, without limitation, all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of Employer or its operating subsidiaries, any premiums for the abovementioned shall be paid by Employer.

     (C) OTHER PROVISIONS. Employee shall be entitled to such vacation benefits as is generally received by the officers of the Employer. Employee shall be reimbursed for all reasonable expenses incurred by him with the advance consent of the Employer that are necessary for the performance of his duties, including, but not limited to, all reasonable entertainment and travel expenses.

     (D) BONUS COMPENSATION. Employee shall be entitled to participate under any of Employer's Management Incentive Compensation Plan and or option plans as may be in place, and shall be entitled to receive annual bonuses under such Plan, pursuant to the direction of the Board of Directors, to include a stock grant of 150,000 of the Series C Convertible Preferred Stock of Options Talent Group and an incentive stock options grant of 750,000 common restricted shares of Options Talent Group at an exercise price of $0.0145 per share (i.e. an aggregate exercise price of $10,875), vesting 100% on February 28, 2002 (the "First Grant"). The source of the First Grant shall be those shares issued pursuant to The Agreement and Plan of Merger dated January 14, 2002, appended hereto as Appendix "A" (the "Plan") and shall be provided on a basis proportional to their respective grants under the Plan by The Jefferson Trust, The Paramount Trust, The Morgan Trust and the Hadid Group collectively referred to herein as the "Providing Shareholders". The First Grant is subject to the following conditions:

          (i) Save a Triggering Event or Change of Control as defined herein the First Grant shall be subject to reversal and cancellation if the Employee shall not remain in the employ of the Employer until 12th January, 2003.

          (ii) In respect to the First Grant the Employee shall be subject to the terms and conditions of the Stockholders Agreement which is appended hereto as Appendix "B" as if a party thereto.

         The Providing Shareholders have executed an appropriate instrument in relation to the First Grant, which is appended hereto as Appendix "C".


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5.   SEVERANCE  AND  CHANGE OF  CONTROL  PROVISIONS.  Upon the  occurrence  of a
     Triggering Event (as hereinafter defined), Employee shall be entitled to the immediate receipt of Severance Payments and Benefits (as hereinafter defined) from Employer in accordance with the terms hereinafter set forth:

     (A) TRIGGERING EVENT. The occurrence of any of the following events shall be defined as a "Triggering Event" for purposes hereof:

          (1) The involuntary termination of Employee's employment other than for Cause (as hereinafter defined), at any time prior to the expiration of the Service Period;

          (2) The voluntary resignation of Employee for any reason whatsoever within ninety (90) days following a Change of Control; or

          (3) The voluntary resignation of Employee for "good reason", which for purposes hereof is defined as follows; (i) a material demotion, (ii) a reduction in salary, unless such reduction is part of a company wide adjustment of salaries, (iii) the relocation of the principal office of Employer or the relocation of Employee, outside of the greater Orlando, Florida area, (iv) the assignment to Employee of any duties that materially affect the Employee's ability to perform its obligations in respect with Employee's position as contemplated by Section 3 above (v) any material breach by Employer of any of the terms and conditions of this Agreement, which remains uncured following thirty (30) days after written notice of such alleged Cause by the Employee.

     (B) CHANGE OF CONTROL. For purposes of this agreement, the term "Change of Control" shall mean the occurrence of any of the following events:

          (1) Fifty percent (50%) or more of Holding Company's voting stock shall be acquired by any person, entity or affiliated group;

          (2) Fifty percent (50%) or more of Employer's voting stock shall be acquired by any person, entity or affiliated group

          (3) A change to the majority control of Holding Company's board of directors that is part of a transaction involving the transfer of 30% or more of the Holding Company's voting stock to an unrelated third Party;

          (4) Any merger, consolidation or business combination, pursuant to which Holding Company is not the surviving corporation or fifty percent (50%) or more of Holding Company's voting stock shall be owned or controlled by any new unrelated person or entity;

          (5)  A liquidation or dissolution of Employer; or

          (6) The sale of all or substantially all of Employer's business or assets to an unrelated person or entity.


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     (C)  SEVERANCE PAYMENTS AND BENEFITS.  For purposes of this Agreement,  the term "Severance Payments and Benefits" shall mean;

          (1) Employee shall receive a lump sum payment equal to: two (2) multiplied by the sum of the Employee's highest Base salary plus the highest bonus in incentive payments received by Employee in respect of any year within the three (3) year period preceding the Triggering Event (or the annualized sum of Employee's Base Salary plus the maximum amount of bonuses and incentives which Employee could have been entitled during the year in which the Triggering Event occurred);

          (2) All stock options, warrants and other stock appreciation rights shall immediately vest, and any conditions applicable to contingently issuable options, warrants or other stock appreciation rights shall be waived by Employer;

          (3) All benefits applicable to Employee as described in Sections 4(a) and (b) of the Agreement shall continue for a period of one (1) year following the Triggering Event or through the expiration of the Service Period (as if the Triggering Event had not occurred), whichever is later;

          (4) Severance Payments and Benefits will not be subject to mitigation in any respect; and

          (5)  The  non-competition  and  non-solicitation  periods described in
               Section 10 of the Agreement shall be reduced from eighteen (18) months to twelve (12) months.

6. TERMINATION. Employee's employment hereunder shall terminate as a result of any of the following events;

     (a)  Employee's death;

     (b) Employee shall be unable to perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period ("Disability");

     (c) Termination by Employee other than as set forth in Section 5 (a), (b) or (d) herein; or

     (d) For Cause. "Cause" shall be defined as (i) any defalcation or misappropriation of funds or property of the Employer or any affiliate by Employee or the commission of any dishonest or deceitful act in the course of his employment with Employer; (ii) Employee's indictment of a misdemeanor considered to be detrimental to the Employers image or that compromises the ability of Employee to perform his duties or felony or of any crime involving moral turpitude; (iii) the engaging by Employee in personal illegal conduct which, in the reasonable judgment of the Employer, places Employee and the Employer or any affiliate, by association with Employee, in disrepute; (iv) refusal of Employee to perform his duties and responsibilities, persistent


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          neglect  of  duty  or  chronic  absenteeism,   which  remains  uncured
          following thirty (30) days after written notice of such alleged Cause by the Employer; (v) any material breach by Employee of the terms and conditions of this Agreement , which remains uncured following thirty
          (30) days after written notice of such alleged Cause by the Employer; or (vi) any attempt to obtain a personal profit from any transaction in which employee has an interest adverse to the Employer unless such adverse interest and the potential profit is disclosed in writing to the Board of Directors in advance of such transaction and approved by the Board of Directors; (vii) without good reason or reasons not maintaining and producing accurate financial statements on a timely basis combined with a receipt of a notice from the Employer's auditors that the accounting records are not being maintained properly; (viii)
          without  good  reason  not  applying  generally  accepted   accounting
          procedures  and  systems  in  respect  to all  aspects  of  accounting
          including,   without  limitation,   cost  controls,  purchase  orders,
          payroll,   accounts  payable  and  accounts   receivable  records  and
          financial statements, and, in general, not maintaining as sound accounting operation expected of a CFO of a publicly traded company combined with a receipt of a notice from the Employer's auditors that the accounting records are not being maintained properly.

     (e) Any termination pursuant to subparagraph (b), (c) or (d) of this Section shall be communicated by a written notice ("Notice of Termination"), such notice to set forth with specificity the grounds for termination if the result of "Cause" (which grounds will not be deemed exclusive of all other grounds that may have been known to Employer, or which Employer may thereafter become aware of). Employee's employment under this Agreement shall be deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subparagraph (a) above, on the date of his death; (ii) if Employee's employment is terminated pursuant to subparagraph (c) above, fifteen (15) days after the date on which a Notice of Termination is given. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination".

7. PAYMENTS ON TERMINATION. In the event that Employee's employment is terminated pursuant to section 6 above, Employer shall pay to Employee his full Base Salary through the Date of Termination together with all benefits and other compensation, if any, due and owing as of that date.

8. LIFE INSURANCE. If requested by Employer, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable Employer to obtain life insurance on the life of Employee for the benefit of Employer.

9. REPRESENTATIONS AND WARRANTIES. Employee hereby represents and warrants to the Employer that (i) the execution, delivery and performance of the Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, (ii) Employee is not a party to or bound by any Employment Agreement, Noncompete Agreement or Confidentiality Agreement with any other person or entity which in any way may restrict, impair or limit the

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     performance of his duties hereunder,  (iii) upon the execution and delivery of this Agreement by the Employee, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms, and (iv) that Employee has all of the requisite skills and knowledge to perform all of the duties normally found in a CFO of a publicly traded company and as otherwise imposed or contemplated by this Agreement.

10.  DISCLOSURE AND PROTECTION OF CONFIDENTIAL INFORMATION.

     (a) For purposes of the Agreement "Confidential Information" means knowledge, information and material which is proprietary to Employer, of which Employee may obtain knowledge or access through or as a result of his employment by Employer (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents, and experimental and development work techniques, an d(ii) marketing and other information such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods of doing business, arrangements with customers, consultants, licenses or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which Employer obtains from another party and which Employer treats as proprietary or designates as confidential, whether or not owned or developed by Employer. Notwithstanding the foregoing, any information which is or becomes available to the general public otherwise than by breach of this Section 9 shall not constitute Confidential Information for purposes of the Agreement.

     (b) During the term of this Agreement and thereafter, Employee agrees, to hold in confidence all Confidential Information and not to use such information for Employee's own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose, except in the course of Employee's work for Employer.

     (c) Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by Employer for the protection of Confidential Information, and will inform Employer of any defects in, or improvements that could be made to, such rules and regulations.

     (d) Employee will notify Employer in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information.

     (e) Upon termination of employment, Employee will deliver to Employer any and all records and tangible property that contain Confidential Information that are in his possession or under his control.

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11.  COVENANT NOT TO COMPETE.

     (a) In consideration for Employer entering into this Agreement, Employee covenants and agrees that during the Service Period and for the eighteen (18) months period thereafter, Employee will, neither individually nor on behalf of any other person or entity, without the express prior written consent of Employer, directly or indirectly, provide to any person or entity any services that are the same or similar to the services Employee provided to Employer in respect to any business activities of such other person or entity which compete with the business of Employer. Because the Employer's business is international in scope, Employee acknowledges and agrees that the above restrictions shall apply to prevent Employee from providing the prohibited services to any person or entity, wherever located, if the competing business is conducted in any country in which Employer conducts, or, at the time of termination, reasonably expected to conduct, business. Upon the termination of Employee, the business of the Employer is deemed to include all business activities of the Employer (and any parent or subsidiary of Employer) that Employer (and any parent or subsidiary of Employer) engaged in during the one year period prior to the date of termination and all business activities that the Employer had made substantial plans to engage in. Employee will undertake no activities that may lead Employee to compete with or to acquire rival, conflicting or antagonistic interests to those of Employer with respect to the business of Employer, whether alone, as a partner, or as an officer, director, employee, independent contractor, consultant or shareholder holding 5% or more of the outstanding voting stock of any other corporation, or as a trustee, fiduciary or other representative of any other person or entity.

     (b) During the Service Period and for a period of eighteen (18) months after termination of employment, Employee will not, directly or indirectly, on its behalf or on behalf of any other person or entity, solicit or induce, or hire, any other employee of Employer or any parent or affiliate to leave his or her employment, or solicit or induce, or contract with, any consultant or independent contractor to sever that person's relationship with Employer.

     (c) If any court shall determine that the duration of geographical limit of any covenant contained in this Section 10 is unenforceable, it is the intention of the parties that covenant shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only in the jurisdiction of the court that has made such adjudication.

     (d) Employee acknowledges and agrees that the covenants contained in Sections 10 and 11 hereof are of the essence in this Agreement, that each of such covenants is reasonable and necessary to protect and preserve the interests, properties, and business of Employer, and that irreparable loss and damage will be suffered by Employer should Employee breach any of such covenants. Employee further represents and acknowledges that he shall not be precluded from gainful engagement in a satisfactory fashion by the enforcement of these provisions.

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     (e)  This  Section  11 shall  not be  effective  in the event  Employee  is terminated by Employer without Cause.

12. AVAILABILITY OF INJUNCTIVE RELIEF. Employee acknowledges and agrees that any breach by him of the provisions of Sections 10 or 11 hereof will cause Employer irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that Employer shall be entitled to seek injunctive and/or other equitable relief, on a temporary of permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof, and is secured as an enforcement. Nothing herein shall be construed as a waiver by Employer of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of it.

13. SURVIVAL. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

14. MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject mater, and may be modified only by a written instrument duly executed by each party.

15. NOTICES. Any notice required or permitted hereunder shall be deemed validly given if delivered by had, verified overnight delivery, or by first class, certified mail to the following addresses (or to such other address as the addressee shall notify in writing to the other party):

         If to Employee:    Paul S. Glover
                            1312 Winter Springs Blvd.
                            Winter Springs, FL 32708

         If to Employer:    Options Talent, Inc.
                            7001 Lake Eleanor Drive
                            Orlando, FL
                            Att: Mark Tolner, President


         With a copy to:    Robert B. Baumgartner
                            10482 Armstrong Street
                            Fairfax, VA 22030

16. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

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17   BINDING  EFFECT.  Employer's  rights and  obligations  under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon the Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of Employer, its successors and assigns.

18.  HEADINGS.  The headings in this  Agreement  are solely for  convenience  of
     reference   and  shall  be  given  no  effect   in  the   construction   or
     interpretation of this Agreement.

19. GOVERNING LAW: VENUE. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to rules governing conflicts of law, with proper venue with respect to all disputes related to this Agreement being Orange County, Florida.

20. INVALIDITY. The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

21. ATTORNEYS' FEES. In the event any dispute or litigation arises hereunder between any of the parties hereto, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys' fees and costs incurred before and at any trial or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding.

22. ARBITRATION. Save any equitable relief sought by the Employer, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or otherwise related in any manner to the employment of Employee by Employer, including any dispute or claim that arises under or by virtue of any state or federal law, will be settled by binding arbitration conducted before a single arbitrator selected by the Employer. The site of any such arbitration will be Orlando, Florida, or as otherwise mutually agreed upon by the parties. The arbitration will be conducted in accordance with the rules established by the American Arbitration Association then in force, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party will bear its own costs and expenses, including fees and expenses of counsel, associated with the arbitration. The arbitrator shall not be entitled to award punitive damages to any party.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written:

         OPTIONS TALENT, INC.
         A Delaware corporation

         By: _____________________ Its: ___________________________

         EMPLOYEE:

         ----------------------------------------------------
         Paul S. Glover


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